UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report (Date of earliest event reported):  June 4, 2006

M.B.A. Holdings, Inc.
(Exact name of registrant as specified in its Charter)

Nevada	0-28221	87-0522680
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	file number)	Identification No.)

9419 E. San Salvador, Suite 105, Scottsdale, AZ 85260

(Address of principal executive offices, including zip code)

(480) 860-2288

(Registrant's telephone number)

Item 4.01	Changes in Registrant’s Certifying Accountant.

Effective June 4, 2006, our audit committee appointed Epstein, Weber & Conover, PLC as our new independent registered public accounting firm. Our board of directors ratified such appointment. We did not, nor did anyone on our behalf, consult Epstein, Weber & Conover, PLC during our two most recent fiscal years or during the subsequent interim period prior to our engagement of Epstein, Weber & Conover, PLC regarding the application of accounting principles to a specified transaction (completed or proposed) or the type of audit opinion that might be rendered on our financial statements, or regarding any matter that was the subject of a disagreement described in Item 304(a)(1)(iv)(A) of Regulation S-B or a reportable event described in Item 304(a)(1)(iv)(B) of Regulation S-B.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

M.B.A. Holdings, Inc.

Date: June 8, 2006	By:	/s/ Gaylen M. Brotherson

Gaylen M. Brotherson Chief Executive Officer